Exhibit 10.64

Loan Agreement

Translated From Japanese

February 29, 2008

Sumitomo Mitsui Banking Corporation	Hideki Anan, President & CEO Global Hotline, Inc. 11F Nishishinjuku Showa Bldg. 1-13-12 Nishishinjuku, Shinjuku-ku, Tokyo

Joint guarantor	Customer Relation Telemarketing Ltd. 4F Umeshin First Bldg., 1-2-9 Sonezaki, Kita-ku, Osaka City, Osaka 530-0057

Joint guarantor	Hideki Anan, President & CEO IA Partners, Inc. 11F Nishishinjuku Showa Bldg. 1-13-12 Nishishinjuku, Shinjuku-ku, Tokyo

Joint guarantor	Hideki Anan, President & CEO SG Telecom, Inc. 11F Nishishinjuku Showa Bldg. 1-13-12 Nishishinjuku, Shinjuku-ku, Tokyo

Article 1 (Borrowing Specifications)

The Debtor hereby agrees to borrow money (if the loan is accepted in installments, this refers to the money involved in the first loan installment) from Sumitomo Mitsui Banking Corporation (the “Lender”) according to the following specifications, having affirmed each of the provisions contained in the Bank Transaction Agreement concluded with the Lender as well as in this agreement and acknowledges that the money has been received.

Loan Description

1.	Amount (total amount if loan is provided in installments): \300,000,000

<Details> (For the 2nd installment and later, the dates and amounts are tentative)

Date of borrowing (or tentative date)	Loan amount (or tentative amount)
1st installment
2nd installment
3rd installment
4th installment

2.	Use: Operating funds
3.	Date of final repayment: February 28, 2009
4.	The Debtor will not utilize the services of a credit guarantee corporation.

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Branch No.: 0223 Branch name: Nakano Branch Loan account No.: 2000350 Action No.: Form No.: 7006

Guarantee corporation:	Period of guarantee: Guarantee corporation account No.:

Amount of guarantee: Guarantee No.:

	Date	Balance after loan	Verification
2nd installment
3rd installment
4th installment

Interest Rate / Method of Repayment / Method of Interest Payment

5.	Interest rate

3.00% APR Standard rate: Lender’s short-term prime rate

If the standard rate is not fixed, the loan interest rate shall vary according to Article 4 below.

6.	Method of repayment / method of interest payment

(1)	Principal equal monthly payments (including lump-sum repayment on due date)

			Payment dates and interval			Times	Amount per payment
Principal	Payment	1st payment	March 31, 2008				25,000,000 yen
		2nd and later payments	Apr. 2008- Jan. 2009 Monthly, last day of the month			10 times	25,000,000 yen

Increased payment
	Payment on due date		Deadline for final payment				25,000,000 yen
Interest	Method of payment		Up front			Interval after 2nd payment	Monthly
	1st payment date		February 29, 2008	2nd payment date	March 31, 2008	Payment date for 2nd payment and later	Last day of the month

(2) Equal monthly payments with interest

		Payment dates and interval	Times	Amount per payment
Interest during grace period	1st payment date
Amount of interest and principal	1st payment			Amount provided on separate notification
2nd and later payments
	Final payment	Deadline for final payment		Balance and final interest payment

The interest during the grace period and the amount of the 1st principal and interest payment shall be calculated according to the Lender’s prescribed method. In some cases, the amount of the 1st principal and interest payment will differ from the amount of the 2nd and later payments.

Automatic debits for principal and interest

7.	Account for settlement (in name of Debtor)

Branch	Type	Account No.	Name on account
Nakano Branch	Regular	4095101	Global Hotline, Inc.

8.	Date of debit

Date agreed upon in 6. above (if the date falls on one of the bank’s closing days, it shall be done on the following business day)